Exhibit 99.1

Twenty One Capital Outlines Operating Plans to Build the Bitcoin Company

AUSTIN, Texas – BUSINESSWIRE – Twenty One Capital, Inc. (“Twenty One”), a Bitcoin-native company, today provided an overview of its operating strategy centered on potential acquisitions of Strike, a leading Bitcoin financial services company, and Elektron, a large-scale global Bitcoin mining platform. The strategy is structured around consolidation, incorporating mergers and acquisitions, and is intended to bring together Bitcoin treasury, mining, financial services, and capital markets into a single platform.

As part of this direction, the company will pursue:

●	FINANCIAL SERVICES & DISTRIBUTION — Licenses, compliance, custody, technology, brand, and a customer base across retail and institutions. The front door for every Bitcoin financial product XXI builds.

●	BITCOIN INFRASTRUCTURE — Industry-leading hashrate at the lowest cost of production in the space. Native bitcoin production feeds the BTC treasury, further collateralizing the business, and protects the Bitcoin network.

●	CAPITAL MARKETS STRATEGY — Securitize the loan book. Securitize mining revenue. Take non-dilutive and responsible leverage on our BTC treasury, financed by operating cash flow. A new and innovative approach to Bitcoin capital markets.

●	MERGERS & ACQUISITIONS — Acquire accretive Bitcoin businesses and compound their cash flows under one roof. Every dollar of operating income has one job: finance our conviction in the future and buy more Bitcoin.

The company expects this approach to move Twenty One beyond its treasury holdings toward an integrated operating platform anchored by recurring revenue and long-term Bitcoin accumulation.

Additional details regarding transaction terms, timing, and governance will be provided as discussions progress.

About Twenty One

Twenty One is a Bitcoin-focused operating company. It builds businesses across financial services and capital markets, providing shareholders with direct exposure to Bitcoin. The company’s strategy is centered on capital-efficient Bitcoin accumulation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to Twenty One’s operating strategy centered on potential acquisitions of Strike and Elektron, its ability to pursue each of (i) building its envisioned financial services & distribution system, (ii) building a Bitcoin infrastructure with industry-leading hashrate at the lowest cost of production in the space, (iii) a capital markets strategy to securitize, in the future, Twenty One’s loan book and mining revenue that may result from these anticipated acquisitions and transactions, and (iv) a strategy to acquire accretive Bitcoin businesses, and Twenty One’s plan to move beyond its treasury holdings toward an integrated operating platform anchored by recurring revenue and long-term Bitcoin accumulation. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in Twenty One’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and in Twenty One’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to Twenty One as of the date of this press release, and Twenty One assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

Media / Investor Contact

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